Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K, the Proxy Statement. Unless the context otherwise requires, the “Company” refers to Fisker Inc. and its subsidiaries after the Closing, and Spartan Energy Acquisition Corp. prior to the Closing.

Introduction

The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of Legacy Fisker becoming a wholly-owned subsidiary of Spartan Energy Acquisition Corp. (“Spartan”) as a result of Spartan’s wholly-owned subsidiary, Merger Sub, merging with and into Legacy Fisker, and Legacy Fisker surviving the merger (the “Merger Transaction”). Subsequent to the transaction, Spartan was renamed Fisker Inc. (the “Business Combination”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of Spartan and the historical balance sheet of Legacy Fisker on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 combine the historical statements of operations of Spartan and Legacy Fisker for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•	the merger of Merger Sub with and into Legacy Fisker, with Fisker surviving the merger as a wholly-owned subsidiary of Spartan;

•

the net proceeds of $482.5 million ($500.0 million gross proceeds less $17.5 million in fees) from the issuance and sale of 50,000,000 shares of Class A Common Stock at $10.00 per share in the PIPE Financing;

•	the issuance and conversion of all of Legacy Fisker convertible equity securities (the “Legacy Fisker Convertible Equity Securities”) and Legacy Fisker convertible notes into Class A Common Stock; and

•	the conversion of all outstanding Legacy Fisker shares and Legacy Fisker stock options into Class A Common Stock totaling 179.2 million shares.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Spartan was derived from the unaudited and audited financial statements of Spartan as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019, which are incorporated by reference. The historical financial information of Fisker was derived from the unaudited and audited consolidated financial statements of Fisker as of and for the nine months ended September 30, 2020, which are included in this 8-K and for the year ended December 31, 2019, which are incorporated by reference. This information should be read together with Spartan’s and Fisker’s unaudited and audited financial statements and related notes, the section of the Proxy Statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Spartan,” which is incorporated by reference, and the section set forth in this Form 8-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fisker” and other financial information which is included in this 8-K for the nine months ended September 30, 2020 and incorporated by reference for the year ended December 31, 2019.

The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, Spartan was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy Fisker issuing stock for the net assets of Spartan, accompanied by a recapitalization, whereby no goodwill or other intangible assets was recorded. Operations prior to the Business Combination are those of Legacy Fisker.

Legacy Fisker was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Fisker stockholders have the largest voting interest in the post-combination company;

•	The Class B Common Stock issued to two Fisker stockholders allows for incremental voting rights;

•	The Board of Directors of the post-combination company has seven members, and Legacy Fisker has the ability to nominate the majority of the members of the Board of Directors;

•	Fisker management holds executive management roles for the post-combination company and is responsible for the day-to-day operations;

•	The post-combination company assumed the Fisker name; and

•	The intended strategy of the post-combination entity will continue Fisker’s current strategy of being a leader in the electric vehicle industry.

Description of the Business Combination

The aggregate consideration for the Business Combination was $1.8 billion, paid in the form of shares of Common Stock.

The following summarizes the consideration:

(in thousands, except for share and per share amounts)
Shares transferred at Closing	179,192,713
Value per share(1)	10.00

Total Share Consideration	$1,791,927

(1)

Share Consideration is calculated using a $10.00 reference price. The closing share price on the date of the consummation of the Merger Transaction was $8.96. As the Merger Transaction was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

Holders of Legacy Fisker Class A Common Stock and Legacy Fisker Class B Common Stock received shares of Class A Common Stock and Class B Common Stock, respectively, in an amount determined by application of the Exchange Ratio except for the purchaser of the Legacy Fisker Convertible Equity Security. The purchaser of the Legacy Fisker Convertible Equity Security received a number of shares as defined in the Convertible Equity Security Purchase Agreement, dated July 7, 2020. The following summarizes the pro forma Common Stock shares at Closing:

	New Fisker Shares	%
Fisker Stockholders—Class A Common Stock	39,594,965	12.6%
Convertible Equity Security shares	5,882,352	1.9%
Convertible Note shares	1,361,268	0.4%

Fisker total—Class A	46,838,585	14.9%

Fisker Stockholders—Class B Common Stock	132,354,128	42.0%

Total Fisker Merger Shares	179,192,713	56.9%
Magna Warrant Shares (1)	19,474,454	6.1%
Spartan public shares	53,188,245	16.9%
Founder Shares	13,358,824	4.2%
PIPE Financing	50,000,000	15.9%

Pro Forma Common Stock at Closing	315,214,236	100.0%

(1)

The shares underlying the Magna Warrants do not represent legally issued and outstanding shares of the Class A Common Stock and are not exercisable immediately upon the Closing (and were issued following the Closing). The Magna Warrants vest upon achievement of certain production milestones as specified in the Cooperation Agreement entered into by Legacy Fisker and Magna, the holder of the Magna Warrants, dated October 15, 2020, and thus are not directly attributable to the Business Combination. As such, the shares underlying these warrants are excluded in the calculation of pro forma basic loss per share.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are based on the historical financial statements of Spartan and Legacy Fisker. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30, 2020					As of September 30, 2020
	Fisker (Historical)	Spartan (Historical)	Reclassification Adjustments (Note 2)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$44,976	$165	$—	$569,041	A	$1,018,649
				500,000	B
				(19,320)	C
				(55,499)	D
				(50)	E
				(20,664)	M
Prepaid expenses	—	39	(39)	—		—
Prepaid expenses and other current assets	2,676	—	39	(1,913)	D	802

Total current assets	47,652	204	—	971,595		1,019,451
Non-current assets:
Cash and investments held in Trust Account	—	569,041	—	(569,041)	A	—
Property and equipment, net	263	—	—	—		263
Right-of-use asset, net	34	—	—	—		34

Total non-current assets	297	569,041	—	(569,041)		297

TOTAL ASSETS	47,949	569,245	—	402,554		1,019,748

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	676	—	2,722	(2,672)	D	676
				(50)	E
Accrued expenses	2,678	—	262	(1,242)	D	1,422
				(276)	F
Accounts payable and accrued expenses	—	2,722	(2,722)	—		—
Accrued income and franchise taxes	—	262	(262)	—		—
Advances from related parties	—	1,385		(1,385)	D	—
Convertible Security	79,003	—	—	(79,003)	L	—
Bridge notes payable	10,927	—	—	(10,927)	F	—
Lease liabilities	36	—	—	—		36

Total current liabilities	93,320	4,369	—	(95,555)		2,134
Non-current liabilities:
Customer deposits	2,940	—	—	—		2,940
Deferred underwriting commissions	—	19,320	—	(19,320)	C	—

Total non-current liabilities	2,940	19,320	—	(19,320)		2,940

Total liabilities	96,260	23,689	—	(114,875)		5,074

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Series A Convertible Preferred stock	4,634	—	—	(4,634)	H	—
Series B Convertible Preferred stock	6,386	—	—	(6,386)	H	—
Common stock subject to possible redemption	—	540,556	—	(540,556)	G	—
Stockholders’ equity (deficit):
Founders Convertible Preferred stock	—	—	—	—		—
Class A Common stock	—	—	—	5	B	16
				—	F
				5	G
				4	H
				1	I
				1	L
				—	M
Class B Common stock	—	1	—	(1)	I	13
				13	J
Additional paid-in capital	1,173	4,146	—	499,995	B	1,107,849
				(19,413)	D
				11,203	F
				540,551	G
				11,016	H
				(13)	J
				853	K
				79,002	L
				(20,664)	M
Retained earnings	—	853	(853)	—		—
Accumulated deficit	(60,504)	—	853	(32,700)	D	(93,204)
				(853)	K

Total stockholders’ equity (deficit)	(59,331)	5,000	—	1,069,005		1,014,674

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	47,949	569,245	—	402,554		1,019,748

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2020				For the Nine Months Ended September 30, 2020
	Fisker (Historical)	Spartan (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Revenue	$—	$—	$—		$—
Operating costs and expenses:
Administrative fee - related party	—	90	—		90
General and administrative	8,056	4,248	(4,067)	AA	8,237
Research and development	3,963	—	—		3,963

Total operating costs and expenses	12,019	4,338	(4,067)		12,290

Loss from operations	(12,019)	(4,338)	4,067		(12,290)
Other income (expense):
Other income (expense)	15		—		15
Interest income	13	2	—		15
Interest expense	(1,326)	—	1,326	BB	—
Change in fair value of embedded derivative	(406)	—	406	CC	—
Change in fair value of Convertible Security	(29,003)	—	29,003	DD	—
Foreign currency gain	122	—	—		122
Other income - Interest income on Trust Account	—	4,554	(4,554)	EE	—

Total other income (expense)	(30,585)	4,556	26,181		152

Net income (loss) before income tax provision	(42,604)	218	30,248		(12,138)
Income tax provision	—	925	(925)	FF	—

Net income (loss)	(42,604)	(707)	31,173		(12,138)

Weighted average Common shares outstanding - Class A	94,754	55,198,449			163,385,654
Basic and diluted net income (loss) per share - Class A	$(1.10)	$0.06			$(0.04)
Weighted average Common shares outstanding - Class B	38,727,340	13,800,000			132,354,128
Basic and diluted net income (loss) per share - Class B	$(1.10)	$(0.31)			$(0.04)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year ended December 31, 2019				For the Year ended December 31, 2019
	Fisker (Historical)	Spartan (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Revenue	$—	$—	$—		$—
Operating costs and expenses:
Administrative fee - related party	—	120	—		120
General and administrative	3,626	1,133	—		4,759
Research and development	6,962	—	—		6,962

Total operating costs and expenses	10,588	1,253	—		11,841

Loss from operations	(10,588)	(1,253)	—		(11,841)
Other income (expense):
Other income (expense)	1	—	—		1
Interest income	9	23	—		32
Interest expense	(178)	—	178	BB	—
Change in fair value of embedded derivative	(80)	—	80	CC	—
Foreign currency gain (loss)	(42)	—	—		(42)
Other income - Interest income on Trust Account	—	12,655	(12,655)	EE	—

Total other income (expense)	(290)	12,678	(12,397)		(9)

Net income (loss) before income tax provision	(10,878)	11,425	(12,397)		(11,850)
Income tax provision	—	2,615	(2,615)	FF	—

Net income (loss)	(10,878)	8,810	(9,782)		(11,850)

Weighted average Common shares outstanding - Class A	57,139	55,200,000			163,385,654
Basic and diluted net income (loss) per share - Class A	$(0.28)	$0.18			$(0.04)
Weighted average Common shares outstanding - Class B	38,727,340	13,800,000			132,354,128
Basic and diluted net income (loss) per share - Class B	$(0.28)	$(0.07)			$(0.04)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Spartan was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy Fisker issuing stock for the net assets of Spartan, accompanied by a recapitalization, whereby no goodwill or other intangible assets was recorded. Operations prior to the Business Combination are those of Legacy Fisker.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 present pro forma effect to the Business Combination as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Spartan’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, incorporated by reference; and

•	Legacy Fisker’s unaudited condensed consolidated balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, included in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Spartan’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes, incorporated by reference; and

•	Legacy Fisker’s unaudited condensed consolidated statement of operations for the Nine months ended September 30, 2020 and the related notes, included in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	Spartan’s audited statement of operations for the year ended December 31, 2019 and the related notes, incorporated by reference; and

•	Fisker’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes, incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Spartan and Legacy Fisker.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management had identified differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Legacy Fisker and Spartan have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)

Reflects the reclassification of $569.0 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.

(B)	Represents the gross proceeds from the private placement of 50,000,000 shares of Class A Common Stock at $10.00 per share pursuant to the PIPE Financing.

(C)	Reflects the payment of $19.3 million of deferred underwriters’ fees. The fees were paid at the Closing out of the trust account.

(D)	Represents transaction costs totaling $56.2 million, consisting of approximately $19.4 million of equity issuance costs. Classification of transaction costs is as follows:

(in thousands)	Amount
Costs related to issuance of equity
Amounts previously capitalized and paid	671
Amounts previously capitalized and not paid	1,242
Amounts incurred as part of the Business Combination (1)	17,500

Subtotal	19,413
Transaction expenses
Amounts previously incurred and paid	10
Amounts previously incurred but not paid	4,057
Amounts incurred as part of the Business Combination	32,700

Subtotal	36,767

Grand Total	56,180

(1)	Includes estimated fees of $17.5 million related to the issuance of the PIPE payable by the Company.

(E)	Reflects the settlement of Spartan’s historical liabilities that were settled prior to the consummation of the Business Combination and thus will not be part of the Company after the Closing.

(F)

Represents the conversion of the Fisker Convertible Notes upon a business combination, causing a conversion of the outstanding principal amount and any unpaid accrued interest into equity securities (Legacy Fisker did not utilize the election to convert directly into proceeds paid to the holders of Legacy Fisker’s Class A Common Stock in connection with the Business Combination). The Fisker Convertible Notes were issued from July 2019 to July 2020 and converted at the Closing.

(G)	Reflects the reclassification of approximately $540.6 million of Class A Common Stock subject to possible redemption to permanent equity.

(H)

Represents recapitalization of Legacy Fisker equity and issuance of 39.9 million of the post-combination company’s Class A Common Stock to Fisker equity holders as consideration for the reverse recapitalization.

(I)

Reflects the conversion of Spartan’s Class B Common Stock held by the initial stockholders to Class A Common Stock. Pursuant to the terms of the Company’s seconded amended and restated certificate of incorporation, all shares of Class B Common Stock outstanding prior to the Effective Time were converted into shares of Class A Common Stock at the Closing. All of the shares of Class B Common Stock converted into shares of Class A Common Stock are no longer outstanding and have ceased to exist, and each holder of such Class B Common Stock has ceased to have any rights with respect to such securities.

(J)	Reflects the issuance of 132.0 million shares of Class B Common Stock to Henrik Fisker and Dr. Geeta Gupta in exchange for their shares of Fisker Class B Common Stock.

(K)	Reflects the reclassification of Spartan’s historical retained earnings.

(L)

Reflects the conversion of the Fisker Convertible Security upon the Closing. Upon the Closing, the mandatory conversion feature upon a business combination was triggered, causing a conversion of the outstanding principal amount of the Fisker Convertible Security into equity securities at a specified price. The Fisker Convertible Security was outstanding from July 2020 through the Closing.

(M)

Reflects actual redemptions of 2,004,297 public shares at the Closing for aggregate redemption payments of approximately $20.6 million allocated to Class A Common Stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.31 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the Nine months ended September 30, 2020 and year ended December 31, 2019 are as follows:

(AA)	Elimination of non-recurring transaction expenses incurred in connect with the Business Combination.

(BB)	Elimination of interest expense from the Fisker Convertible Notes that converted upon the Closing.

(CC)	Elimination of the change in fair value of the embedded derivative liability in the Fisker Convertible Notes that converted upon the Closing.

(DD)	Elimination of the change in fair value of the Fisker Convertible Security that converted upon the Closing.

(EE)	Elimination of investment income on the Trust Account.

(FF)	Reflects elimination of income tax expense as a result of elimination of the trust account income (noted in footnote EE).

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Holders of Fisker Class A Common Stock and Fisker Class B Common Stock received shares of Class A Common Stock and Class B Common Stock, respectively, in an amount determined by application of the Exchange Ratio except for the purchaser of the Legacy Fisker Convertible Equity Security. The purchaser of the Legacy Fisker Convertible Equity Security received a number of shares as defined in the Convertible Equity Security Purchase Agreement, dated July 7, 2020.

The unaudited pro forma condensed combined financial information has been prepared for the nine months ended September 30, 2020 and for the year ended December 31, 2019:

	For the Nine Months Ended September 30, 2020	For the Year ended December 31, 2019
Pro forma net loss	(12,138)	(11,850)
Weighted average shares outstanding of Class A Common Stock(1)	163,385,654	163,385,654
Net loss per share (Basic and Diluted) attributable to Class A Common Stockholders (1)(2)	$(0.04)	$(0.04)
Weighted average shares outstanding of Class B Common Stock	132,354,128	132,354,128
Net loss per share (Basic and Diluted) attributable to Class B Common Stockholders (2)	$(0.04)	$(0.04)

(1)

Excludes approximately 19,474,454 shares of Class A Common Stock underlying the Magna Warrants issued on October 29, 2020 that are included as part of the capitalization table. The shares underlying the Magna Warrants will not represent legally issued and outstanding shares of Class A Common Stock and are not exercisable upon the Closing (and were issued following the Closing). The Magna Warrants vest upon achievement of certain production milestones as specified in the Cooperation Agreement entered into by Legacy Fisker and Magna, the holder of the Magna Warrants, dated October 15, 2020, and thus are not directly attributable to the Business Combination. As such, the shares underlying these warrants will be excluded in the calculation of pro forma basic loss per share.

(2)

For the purposes of calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and the private placement are exchanged to Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

COMPARATIVE SHARE INFORMATION

The following table sets forth summary historical comparative share information for Spartan and Legacy Fisker and unaudited pro forma condensed combined per share information after giving effect to the Business Combination.

The pro forma book value information reflects the business combination as if it had occurred on September 30, 2020. The weighted average shares outstanding and net earnings per share information reflect the business combination as if it had occurred on January 1, 2019.

This information is only a summary and should be read in conjunction with the historical financial statements of Spartan and Legacy Fisker and related notes included elsewhere in this Form 8-K. The unaudited pro forma combined per share information of Spartan and Legacy Fisker is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this Form 8-K.

The unaudited pro forma combined earnings (loss) per share information below does not purport to represent the earnings (loss) per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Spartan and Legacy Fisker would have been had the companies been combined during the periods presented.

	Fisker (Historical)	Spartan (Historical)	Combined Pro Forma
As of and for the Nine Months ended September 30, 2020
Book Value per share (1)	$(1.53)	$0.07	$3.43
Weighted average shares outstanding of Class A common stock—basic and diluted	94,754	55,198,449	163,385,654
Weighted average shares outstanding of Class B common stock—basic and diluted	38,727,340	13,800,000	132,354,128
Net income (loss) per share of Class A common stock—basic and diluted	$(1.10)	$0.06	$(0.04)
Net loss per share of Class B common stock—basic and diluted	$(1.10)	$(0.31)	$(0.04)
As of and for the Year ended December 31, 2019
Weighted average shares outstanding of Class A common stock—basic and diluted	57,139	55,200,000	163,385,654
Weighted average shares outstanding of Class B common stock—basic and diluted	38,727,340	13,800,000	132,354,128
Net income (loss) per share of Class A common stock—basic and diluted	$(0.28)	$0.18	$(0.04)
Net loss per share of Class B common stock—basic and diluted	$(0.28)	$(0.07)	$(0.04)

(1)	Book value per share = (Total equity excluding preferred shares)/shares outstanding. The components of book value per share calculation are as follow (in thousands except per share data):

	Fisker (Historical)	Spartan (Historical)	Pro Forma Combined
Total Equity (excluding preferred shares)	(59,331)	5,000	1,014,674
Total Shares Outstanding —Class A and B	38,822,094	68,998,449	295,739,782